Exhibit 10.14

CB Loan No.

NOTE

$5,000,000.00	Manassas, Virginia
September 28, 2006

FOR VALUE RECEIVED, the undersigned, HERITAGE BANKSHARES, INC., a Virginia corporation (the “Borrower”), promises to pay to the order of CARDINAL BANK, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, this “Note”). This is a single draw term credit facility.

1. Definitions. The specified terms, as they may be used in this Note, shall have the following meanings:

“Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by determining the one-day (or multiple day, as applicable, in contemplation of succeeding non-Business Days) interest period London Interbank Offered Rate, as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or, if such day is a non-Business Day, as fixed in the same manner on the immediately preceding Business Day, which day’s rate shall apply to the immediately succeeding non-Business Days), as determined by the Lender from any broker,

Heritage Bankshares, Inc.	Note - $5,000,000.00

quoting service or other commonly available source utilized by the Lender. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion. As used in this definition, “Business Day” means any day of the year on which dealings are carried on in the London Interbank Eurodollar Market.

“Loan” means the commercial loan made by the Lender to the Borrower in the principal amount of, and evidenced by, this Note.

“Loan Agreement” means that certain Loan Agreement dated as of the date hereof by and between the Borrower and the Lender, as amended, modified or supplemented from time to time.

“Loan Documents” means this Note, the Loan Agreement and all other related documents, whether now or hereafter executed, evidencing, guarantying or securing the Loan or given by the Borrower in connection therewith, all as the same may be amended, modified or supplemented from time to time,

“Party” means the Borrower, any indorser or guarantor of this Note, any grantor or debtor giving security for this Note, and any other obligor on any of the Loan Documents.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.

All other capitalized terms, unless otherwise defined, shall have the same definition as set forth in the Loan Agreement.

2. Interest Rate. This Note shall bear interest on the principal balance outstanding from time to time, at a variable rate per annum equal to the 30-day LIBOR rate, as such rate may change from time to time, plus two and forty one-hundredths percent (2.40%). Adjustments to the interest rate applicable on this Note, in accordance with changes in the 30-day LIBOR rate, shall be made by the Lender on a weekly basis.

3. Payment and Maturity.

(a) Commencing on November 1, 2006 and continuing on the first (1st) day of each and every calendar month thereafter until the Maturity Date, the Borrower shall pay to the Lender, in accordance with the monthly invoices calculated and rendered by the Lender, the interest accrued on this Note; then,

(b) If not sooner paid, on September 30, 2011 (the “Maturity Date”), the Borrower shall pay to the Lender in full the entire balance of principal remaining unpaid, plus accrued interest thereon at the aforesaid rate not previously paid, and fees and costs, if any.

(c) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately

Heritage Bankshares, Inc.	Note - $5,000,000.00

available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.

4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date, without penalty. Any prepayment shall include interest accrued to the date of such prepayment and all other sums then due under any of the Loan Documents. Any partial prepayment shall be applied against the interest on this Note and then to the principal sum then outstanding and shall not postpone the due date of any subsequent installment or change the amount of any installment, unless agreed to by the Lender in writing.

5. Application of Payments. For the purposes of computing interest on the debt evidenced hereby, interest on the Loan amount advanced and outstanding shall be calculated on the basis of a three hundred sixty (360) day calendar year based on the actual number of days elapsed. Payments or prepayments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under the Loan Agreement, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. The Lender’s books and records shall be presumed correct as to the sums outstanding under this Note, except in the case of manifest error.

6. Late Charge. In the event any installment due under this Note is paid more than ten (10) days after the date when the same is due, then the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5%) of such installment. Acceptance by the Lender of any late payment without an accompanying late charge shall not be deemed a waiver of the Lender’s right to receive such late charge or to receive a late charge for any subsequent payment received more than ten (10) days after its due date.

7. Default.

(a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default”):

(i) the failure to make any payment of principal, interest or any other amount due under this Note when such payment is due;

(ii) any default under the terms of any of the Loan Documents (the terms and provisions of which are incorporated herein by this reference as if set forth in full), or the failure to perform or observe any warranty, covenant, or other condition of any of the Loan Documents which remains uncured after the provided grace period, if any;

(iii) any default by the Borrower or any indorser or guarantor of the payment of this Note with respect to any indebtedness to the Lender (other than this Note) or to any other creditor or obligee;

Heritage Bankshares, Inc.	Note - $5,000,000.00

(iv) the merger, consolidation, reorganization, dissolution, or termination of existence of any Party;

(v) the pledge, lease or other disposition of all or substantially all of the assets of any Party;

(vi) any change, or any transaction which results or could result in a change, in the Control of any Party (including, without limitation, the sale of all or a controlling interest in the Borrower);

(vii) the determination by the Lender that any warranty, representation, certificate, statement or information provided by any Party or any Person on behalf of a Party to the Lender in connection with any of the Loan Documents, or to induce the Lender to make or extend or modify the terms of the loan evidenced by this Note, was false or misleading, or that any Party or any Person on behalf of a Party failed to provide or disclose any facts or information, which failure rendered such warranty, representation, certificate, statement or information misleading;

(viii) the inability of any Party to pay its debts as they mature, the insolvency of any Party, the filing of a petition by or against any Party under the provisions of any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law for relief of debtors, the appointment or application for appointment of any receiver for any Party or the property of any Party, the issuance or service of any attachment, levy, garnishment, tax lien or similar process against any Party or the property of any Party, the entry of a judgment against any Party, or an assignment for the benefit of creditors by any Party;

(ix) any indorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect (excepting the death of such guarantor), or any indorser or guarantor shall contest the validity or enforceability of the indorsement or guaranty or deny that it has any further liability or obligation under the indorsement or guaranty;

(xi) the determination by the Lender that (i) there has occurred an adverse change in the financial condition of any Party, or (ii) there has occurred or developed an event or condition which materially impairs the prospect of payment or performance of any of the obligations of any Party under the Loan Documents; or

(xii) the failure of the Borrower to comply with any other non-monetary obligation, covenant or warranty pursuant to this Note or any Loan Document, which default remains uncured thirty (30) days after written notice to the Borrower.

(b) Acceleration Upon Default.

(i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies

Heritage Bankshares, Inc.	Note - $5,000,000.00

available to it under applicable law and the Loan Documents. If default be made in the performance of any covenant of the Loan Agreement given to secure this Note (the terms and provisions of which are incorporated herein by this reference as if set forth in full), and if such default shall continue for the duration of any applicable grace period therein contained, if any, the entire principal sum outstanding, together with accrued interest thereon, shall at once become due and payable at the option of the Lender without further notice (collectively “Event of Default”).

(ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein or in the Loan Agreement provided for shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.

(c) Default Rate. In the event any payment due hereunder is not paid when due (whether upon acceleration, at maturity or otherwise), taking into account applicable notice and grace periods, the entire principal balance shall continue to bear interest (including, to the extent permitted by law, interest on any overdue installment of interest) from the date on which such payment was due (taking into account applicable notice and grace periods) until paid at an annual rate of five percent (5%) above the interest rate otherwise applicable hereunder (the “Default Rate”), regardless of whether the holder elects to accelerate the unpaid principal balance as a result of such default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as of the date of such default.

8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, Loan Agreement, the Loan Documents and the enforcement of any guaranty, but only to the extent the Lender is the prevailing party in any legal action contested by the Borrower.

9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due under the Loan Documents, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies under the Loan Documents.

Heritage Bankshares, Inc.	Note - $5,000,000.00

10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any party to any of the Loan Documents and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such Party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default, and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note or otherwise relating to the Loan or any of the other Loan Documents, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.

11. [Intentionally Omitted].

12. Joint and Several Obligations. This Note shall be the joint and several obligations of the makers hereof (if more than one) and shall apply to and bind them and each of them and their respective heirs, successors and personal representatives and assigns. The joint and several obligations of each of the makers shall be absolute and unconditional and shall remain in full force and effect until this Note is paid in full and, until such payment is made, shall not be discharged, affected, modified or impaired with respect to any maker upon the happening from time to time of any event including, without limitation, the invalidity or unenforceability of the obligations hereunder with respect to any of the other makers or any matter which would result in the release or discharge of any of the other makers.

13. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Loan Agreement, or under the terms of any of the Loan Documents as therein described, after the expiration of any applicable cure period, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or the members of the Borrower, and/or the guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.

14. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the Loan and the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds from this Loan will be used for personal, family or household purposes or for the purpose of purchasing or carrying any

Heritage Bankshares, Inc.	Note - $5,000,000.00

“margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224. This Note provides for the making of a loan by the Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Lender. The relationship between the Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Borrower, as permitting or obligating the Lender to control the Borrower or to conduct the Borrower’s operations, as creating any fiduciary obligation on the part of the Lender to the Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Lender for credit and to execute and deliver this Note.

15. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).

16. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower.

17. Borrower Financials. So long as this Note or the Loan Agreement remains unreleased of record, the Borrower agrees to provide the Lender its financial statements as

Heritage Bankshares, Inc.	Note - $5,000,000.00

required and provided for by the Loan Agreement. The Borrower will promptly deliver to the Lender such other information with respect to the financial statements of the Borrower as the Lender may from time to time require

18. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.

19. Right of Inspection. The Borrower shall permit representatives of the Lender to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its members, officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired by the Lender.

20. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.

21. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail – Return Receipt Requested, postage prepaid, to the Borrower at the following address: 200 East Plume Street, Norfolk, Virginia 23510, and to the Lender at the address stated in the first paragraph of this Note.

22. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.

23. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to

Heritage Bankshares, Inc.	Note - $5,000,000.00

enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

24. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.

25. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.

26. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

27. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.

28. Time of The Essence. Time is of the essence with respect to all provisions of this Note.

29. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.

[Borrower’s signature is contained on separate page immediately following.

The remainder of this page left blank intentionally.]

Heritage Bankshares, Inc.	Note - $5,000,000.00

WITNESS the following signature(s) made under seal the 28th day of September, 2006.

BORROWER:

HERITAGE BANKSHARES, INC.,
a Virginia corporation

By:	/s/ Michael S. Ives	[SEAL]
Name:	Michael S. Ives
Its:	President and chief Executive Officer

Borrower’s Taxpayer I.D. No.

COMMONWEALTH OF VIRGINIA

COUNTY OF FAIRFAX, to-wit:

I HEREBY CERTIFY, that on this 28th day of September, 2006, before me, a Notary Public of said jurisdiction, personally appeared Michael S. Ives, in his capacity as the President and Chief Executive Officer of Heritage Bankshares, Inc., a Virginia corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.

WITNESS my hand and notarial seal.

Notary Public

My Commission Expires:

Heritage Bankshares, Inc.	Note - $5,000,000.00